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                                 PROMISSORY NOTE



$72,367.00                                                       January 5, 1999

         For value received, George Tulloch, residing at 402 Riverside Drive, Fairfield, Connecticut (the "Maker") promises to pay to the order of RMS Titanic, Inc., a corporation organized and existing under the laws of the State of New York, with its principal place of business at 17 Battery Place, New York, New York 10004 (the "Payee") the principal sum of Seventy-Two Thousand Three Hundred Sixty Seven and xx/100 Dollars, U.S., with interest payable at the rate of eight (8%) percent per annum on the entire outstanding balance thereof until the principal amount is paid in full.

         1. The entire unpaid principal balance plus accrued interest thereon shall be due and payable in full February 29, 2000.

         2. Said payment of principal and payment of interest shall be payable to Payee, at 17 Battery Place, Suite 203, New York, New York 10004, or at such other address as Payee may in writing designate to Maker.

         3. The Maker shall have the right to prepay at any time without penalty, premium or discount, all or any part of the principal sum remaining due hereunder, together with interest thereon to the date of such prepayment.

         4. This Note is secured by a pledge of certain collateral (the "Collateral") pursuant to a Security Agreement of even date herewith (the "Security Agreement").

         5. The Maker shall be in default under this Note upon the happening of any of the following events or conditions (the "Events of Default"):

            (a) Any default to make any payment when due under the this Note;

            (b) The Maker shall make an assignment for the benefit of creditors, or a trustee, receiver or liquidator shall be appointed for Maker or for any of its property;
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             (c) The commencement of any proceedings by the Maker under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt, receivership, liquidation or dissolution law or statute, or the commencement of any proceedings without the consent of the Maker and such proceedings shall continue undischarged for a period of thirty (30) days;

             (d) The Maker shall default under the terms of the Security Agreement;

then, and in any such event, the Payee may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be immediately due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest or notice of any kind, all which are hereby expressly waived by the Maker.

         8. All notices and other communications provided for under this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed or transmitted or delivered, if to the Maker, to George Tulloch, c/o RMS Titanic, Inc., 17 Battery Place, New York, New York 10004 (Attn: George Tulloch), or if to the Payee, to the address set forth in paragraph "2" hereof, or, as to each such party, to such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph. All such notices and communications shall be effective upon the delivery thereof, or if mailed, two (2) business days after the deposit thereof in the mails.

         9. If any attorney brings suit to enforce or collect this Note, the Maker shall be obligated to pay all court costs, disbursements and reasonable attorneys fees in connection therewith.

         10. No failure or delay on the part of the Payee in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

         11. If any provision of this Note shall be held invalid or unenforceable, the remainder of this Agreement which can be given effect without such invalid or unenforceable provision shall remain in full force and effect, and the court having competent jurisdiction over the parties and the subject matter shall be empowered to revise and/or construe said provisions of this Note so as to accomplish the intention of the parties within the bounds of permissible legal limits. If any provision is held invalid or


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unenforceable with respect to particular circumstances, it shall remain in full force and effect in all other circumstances.

         12. This Note may not be changed or terminated orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         13. The Maker hereby waives presentment for payment, demand, and notice of nonpayment in connection with the enforcement of this Note.

         14. This Note shall be governed by and construed in accordance with the laws of the State of New York.

                                           MAKER:



                                               /s/ George Tulloch
                                           ---------------------------------
                                               George Tulloch


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